UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-128870	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 2.02	Results of Operations and Financial Condition.

On February 2, 2006, Harry & David Holdings, Inc. filed an 8-K to furnish information under Items 2.02 and 7.01. This Amendment is being filed to correct certain typographical errors contained in the press release filed as Exhibit 99.1 thereto. The changes are as follows:

The reference to footnote (1) in the text preceding the financial tables should refer to footnote (2); and the second line-item in the Condensed Consolidated Statements of Cash Flows under the heading “Operating Activities,” which stated: “Adjustments to reconcile net income to net cash used in operating activities,” should instead have stated: “Adjustments to reconcile net income to net cash provided by operating activities.”

The foregoing information is being furnished under “Item 2.02 Results of Operations and Financial Condition” and Item 7.01 Regulation FD Disclosure.” Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 2.02 and 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 7.01	Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Holdings, Inc.
Date: February 2, 2006

	By:	/s/ STEPHEN V. O’CONNELL
	Name:	Stephen V. O’Connell
	Title:	Chief Financial Officer and Chief Administrative Officer